                                                                    Exhibit 4.18

                         ORIGINATOR PERFORMANCE GUARANTY

                              dated as of [ ], 2004

                                       by

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       as Originator Performance Guarantor

                                                 Originator Performance Guaranty

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                   PAGE
ARTICLE I             DEFINITIONS AND INTERPRETATION...................................................             1

      Section 1.1     Definitions......................................................................             1

      Section 1.2     Rules of Construction............................................................             3

ARTICLE II            ORIGINATOR PERFORMANCE GUARANTY..................................................             3

      Section 2.1     Originator Performance Guaranty..................................................             3

ARTICLE III           MISCELLANEOUS....................................................................             7

      Section 3.1     Notices..........................................................................             7

      Section 3.2     Binding Effect; Assignability....................................................             7

      Section 3.3     Termination; Survival of Guaranteed Originator Obligations Upon Facility
                      Termination Date.................................................................             8

      Section 3.4     Costs, Expenses and Taxes........................................................             8

      Section 3.5     No Waiver; Remedies..............................................................             9

      Section 3.6     GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.....................             9

      Section 3.7     Counterparts.....................................................................            11

      Section 3.8     Severability.....................................................................            11

      Section 3.9     Section Titles...................................................................            11

                                                 Originator Performance Guaranty

      ORIGINATOR PERFORMANCE GUARANTY, dated as of [ ], 2004 (this "Guaranty") by GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a Delaware corporation, in its capacity as performance guarantor hereunder (in such capacity, together with its successors and assigns, the "Originator Performance Guarantor").

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

      "Administration Agreement" means that certain Administration Agreement dated as of the [ ], 2004 among the Administrator, the Issuer and the Trustee.

      "Administrator" means GE Capital, in its capacity as Administrator under the Administration Agreement, or any other Person designated as a successor Administrator thereunder.

      "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. Sections 101, et seq.

      "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, the State of Connecticut or the State of Illinois.

      "Class" means any class of Notes of any Series.

      "Closing Date" means [ ], 2004.

      "Collateral" is defined in the Indenture.

      "Event of Default" is defined in the Indenture.

      "First Tier Agreement" means the Receivables Sale Agreement dated as of [ ], 2004 among the Originators and the Transferor.

      "GE Capital" is defined in the preamble.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guaranteed Originator Obligations" is defined in Section 2.1.

      "Guaranty" is defined in the preamble.

      "Indenture" means the Master Indenture dated as of [ ], 2004 between the Trust and the Indenture Trustee.

                                                 Originator Performance Guaranty

      "Indenture Supplement" means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to the Indenture.

      "Indenture Trustee" means, at any time, the Person acting as indenture trustee under the Indenture. As of the Closing Date, the Indenture Trustee is Wilmington Trust Company.

      "Issuer" means GE Dealer Floorplan Master Note Trust, a Delaware statutory trust.

      "Litigation" means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

      "Master Servicer" means GE Capital, in its capacity as the master servicer under the Servicing Agreement, or any other Person designated as a successor master servicer pursuant to the Servicing Agreement.

      "Note" is defined in the Indenture.

      "Originator" means each of the Persons from time to time party to the First Tier Agreement as "Sellers". As of the Closing Date, the only Originators are GE Commercial Distribution Finance Corporation and Transamerica Commercial Finance Corporation.

      "Originator Performance Guarantor" is defined in the preamble.

      "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust (including a business trust), association, corporation, limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

      "Related Documents" means, the First Tier Agreement, the Second Tier Agreement, the Notes, the Trust Agreement, the Administration Agreement, the Servicing Agreement, this Guaranty, the Indenture, any Indenture Supplement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby. Any reference in this Guaranty to a Related Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Document as the same may be in effect at any and all times such reference becomes operative.

      "Second Tier Agreement" means that certain Receivables Purchase and Contribution Agreement dated as of [ ], 2004, between the Transferor and the Trust.

      "Series" is defined in the Indenture.

      "Series Maturity Date" is defined in the Indenture.

                                                 Originator Performance Guaranty

      "Servicing Agreement" means that certain Servicing Agreement dated as of [ ], 2004, between the Master Servicer and the Trust.

      "Transferor" means CDF Funding, Inc.

      "Transferred Receivable" is defined in the Indenture.

      "Trust" means the Issuer.

      "Trust Agreement" means that certain Amended and Restated Trust Agreement dated as [ ], 2004 between the Transferor and the Trustee.

      "Trustee" means The Bank of New York (Delaware), not in its individual capacity but solely as trustee pursuant to the Trust Agreement.

      "UCC" means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction.

      Section 1.2 Rules of Construction. All terms defined directly or by incorporation in this Guaranty shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Guaranty and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined herein, and accounting terms partly herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC and not otherwise defined in herein are used as defined in that Article;
(d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Guaranty (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Guaranty (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Guaranty (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the term "including" means "including without limitation"; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (j) references to any Person include that Person's successors and assigns; and (k) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                                   ARTICLE II

                         ORIGINATOR PERFORMANCE GUARANTY

      Section 2.1 Originator Performance Guaranty.

                                                 Originator Performance Guaranty

            (a) Unconditional Undertaking; Enforcement. The Originator Performance Guarantor hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Issuer to cause the due performance and observance by each Originator of all of the terms, covenants, conditions, agreements and undertakings on the part of such Originator, to be performed or observed under the First Tier Agreement or any document delivered in connection with the First Tier Agreement in accordance with the terms hereof and thereof including any agreement of such Originator to pay any money under the First Tier Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of any Originator to be performed or observed by such Originator being collectively called the "Guaranteed Originator Obligations"). In the event that any Originator shall fail in any manner whatsoever to perform or observe any of the Guaranteed Originator Obligations when the same shall be required to be performed or observed under the First Tier Agreement or any such other document (after giving effect to any cure period), then the Originator Performance Guarantor will itself duly perform or observe, or cause to be duly performed or observed, such Guaranteed Originator Obligation, and it shall not be a condition to the accrual of the obligation of the Originator Performance Guarantor hereunder to perform or observe any Guaranteed Originator Obligation (or to cause the same to be performed or observed) that the Issuer shall have first made any request of or demand upon or given any notice to the Originator Performance Guarantor or to any Originator, or have instituted any action or proceeding against the Originator Performance Guarantor or any Originator in respect thereof. Notwithstanding anything to the contrary contained in this Guaranty, the obligations of the Originator Performance Guarantor hereunder in respect of the Originators are expressly limited to the Guaranteed Originator Obligations. The obligations of the Originator Performance Guarantor hereunder shall rank pari passu with senior unsecured debt of the Originator Performance Guarantor.

            (b) Enforcement. The Issuer, including the Indenture Trustee, may proceed to enforce the obligations of the Originator Performance Guarantor under this Guaranty without first pursuing or exhausting any right or remedy which the Issuer or the Indenture Trustee may have against any Originator, any other Person or any collateral.

            (c) Obligations Absolute. To the extent permitted by law, the Originator Performance Guarantor will perform its obligations under this Guaranty regardless of any law now or hereafter in effect in any jurisdiction affecting any of the terms of this Guaranty or any document delivered in connection with this Guaranty or the rights of the Issuer with respect thereto. The obligations of the Originator Performance Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability or the discharge or disaffirmance (by any Person, including a trustee in bankruptcy) of the Guaranteed Originator Obligations, any Related Document or any Transferred Receivable or any document or any other agreement or instrument relating thereto;

                                                 Originator Performance Guaranty

                  (ii) any exchange, release or non-perfection of any
            collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Originator Obligations;

                  (iii) the existence of any claim, setoff or other rights that the Originator Performance Guarantor may have at any time against any Originator in connection herewith or any unrelated transaction;

                  (iv) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of such obligations by any Originator; or

                  (v) any impossibility or impracticality of performance,
            illegality, force majeure, any act of any Governmental Authority or any other circumstance which might constitute a legal or equitable defense available to, or a discharge of, any Originator or the Originator Performance Guarantor, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Guaranty.

The Originator Performance Guarantor further agrees that its obligations under this Guaranty shall not be limited by any valuation or estimation made in connection with any proceedings involving any Originator or the Originator Performance Guarantor filed under the Bankruptcy Code, whether pursuant to
Section 502 of the Bankruptcy Code or any other Section thereof. The Originator Performance Guarantor further agrees that the Issuer shall not be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Guaranteed Originator Obligations. The Originator Performance Guarantor further agrees that, to the extent that a payment or payments are made by or on behalf of any Originator, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Originator, or the estate, trustee, receiver or any other party relating to such Originator, including the Originator Performance Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause then to the extent of such payment or repayment, the Guaranteed Originator Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payments, reduction or satisfaction occurred. The obligations of the Originator Performance Guarantor under this Guaranty shall not be discharged except by performance as provided herein.

            (d) Irrevocability. The Originator Performance Guarantor agrees that its obligations under this Guaranty shall be irrevocable. In the event that under applicable law (notwithstanding the Originator Performance Guarantor's agreement regarding the irrevocable nature of its obligations hereunder) the Originator Performance Guarantor shall have the right to revoke this Guaranty, this Guaranty shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Originator Performance Guarantor, is actually received by the Issuer at the address determined in accordance with Section 3.1. Any such revocation shall not affect the right of the Issuer to enforce its rights under this Guaranty with respect of (i) any Guaranteed

                                                 Originator Performance Guaranty

      Originator Obligation (including any Guaranteed Originator Obligation that is contingent or unmatured) which arose on or prior to the date the aforementioned revocation was received by the Issuer or (ii) any Transferred Receivable which was purchased or otherwise acquired by the Issuer on or prior to the date the aforementioned revocation was received by the Issuer. For purposes of the preceding sentence, all Guaranteed Originator Obligations that relate to, or arise in connection with, any Transferred Receivable that existed on or prior to the date the aforementioned revocation is received by the Issuer, shall be covered by this Guaranty notwithstanding such revocation. If the Issuer acquires an ownership interest in the Transferred Receivables or takes other action in reliance on this Guaranty after any such revocation by the Originator Performance Guarantor but prior to the receipt by the Issuer of said written revocation, the rights of the Issuer with respect thereto shall be the same as if such revocation had not occurred. Without limiting the foregoing, this Guaranty may not be revoked at any time until the date, following the Series Maturity Date of each Series, on which the outstanding balance of the Transferred Receivables has been reduced to zero.

            (e) Waiver. The Originator Performance Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Originator Obligations and any Related Document and any requirement that the Issuer exhaust any right or take any action against any Originator, any other Person or any collateral.

            (f) Subrogation. The Originator Performance Guarantor will not exercise or assert any rights which it may acquire by way of subrogation under this Guaranty unless and until all of the Guaranteed Originator Obligations shall have been paid and performed in full. If any payment shall be made to the Originator Performance Guarantor on account of any subrogation rights at any time when all of the Guaranteed Originator Obligations shall not have been paid and performed in full, each and every amount so paid will be held in trust for the benefit of the Issuer and forthwith be paid to the Issuer, to be credited and applied to the Guaranteed Originator Obligations to the extent then unsatisfied, in accordance with the terms of the Second Tier Agreement or any document delivered in connection with the Second Tier Agreement, as the case may be. In the event (i) the Originator Performance Guarantor shall have satisfied any of the Guaranteed Originator Obligations and (ii) all of the Guaranteed Originator Obligations shall have been paid and performed in full, the Issuer will at the Originator Performance Guarantor's request and expense, execute and deliver to the Originator Performance Guarantor appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Originator Performance Guarantor of the rights of the Issuer with respect to the Guaranteed Originator Obligations to which the Originator Performance Guarantor shall have become entitled by way of subrogation and thereafter the Issuer shall have no responsibility to the Originator Performance Guarantor or any other Person with respect thereof.

                                                 Originator Performance Guaranty

                                   ARTICLE III

                                  MISCELLANEOUS

      Section 3.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any Person, or whenever any Person desires to give or serve upon any other Person any communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 3.1), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the Person to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the Person entitled to receive such notice. Whenever it is provided herein that a notice is to be given to any Person by a specific time, such notice shall only be effective if actually received by such Person prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

           If to the Originator Performance Guarantor:

                    General Electric Capital Corporation,
                    as Originator Performance Guarantor
                    1600 Summer Street, 4th Floor
                    Stamford, Connecticut 06927
                    Attention: Manager, Securitization
                    Telephone: (203) 357-4328
                    Facsimile: (203) 961-2953

           If to the Issuer:

                    GE Dealer Floorplan Master Note Trust
                    c/o General Electric Capital Corporation
                    1600 Summer Street, 4th Floor
                    Stamford, Connecticut  06927
                    Attention: Manager, Securitization
                    Telephone: (203) 357-4328
                    Facsimile: (203) 961-2953

      Section 3.2 Binding Effect; Assignability. This Guaranty shall be binding upon and inure to the benefit of the Issuer and its successors and permitted assigns. The Originator

                                                 Originator Performance Guaranty

Performance Guarantor may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Issuer. Any such purported assignment, transfer, hypothecation or other conveyance by the Originator Performance Guarantor without the prior express written consent of the Issuer shall be void. The Issuer may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have to exercise remedies hereunder), in each case without the consent of the Originator Performance Guarantor.

      Section 3.3 Termination; Survival of Guaranteed Originator Obligations Upon Facility Termination Date. This Guaranty shall create and constitute the continuing obligation of the Originator Performance Guarantor in accordance with its terms, and shall remain in full force and effect until the date, following the Series Maturity Date of each Series, on which the outstanding balance of the Transferred Receivables has been reduced to zero.

      Section 3.4 Costs, Expenses and Taxes.

            (a) The Originator Performance Guarantor shall reimburse the Issuer for all out-of-pocket expenses incurred in connection with the negotiation and preparation of this Guaranty (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Originator Performance Guarantor is also liable for all of its own out-of-pocket expenses incurred in connection with the negotiation, preparation and the carrying out of its obligations under this Guaranty (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Originator Performance Guarantor shall reimburse the Issuer for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with:

                  (i) any amendment, modification or waiver of, consent with respect to, or termination of this Guaranty or advice in connection with the administration thereof or its rights hereunder or thereunder; and

                  (ii) any Litigation, contest or dispute (whether instituted by the Originator Performance Guarantor, the Issuer or any other Person as a party, witness, or otherwise) in any way relating to this Guaranty or any other agreement to be executed or delivered in connection herewith, including any Litigation, contest, dispute, suit, case or proceeding and any appeal or review thereof, in connection with a case commenced by or against the Originator Performance Guarantor or any other Person that may be obligated to the Issuer by virtue of this Guaranty, including any such Litigation, contest, dispute, suit or proceeding arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Events of Default;

                                                 Originator Performance Guaranty
including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 3.4, all of which shall be payable, on demand, by the Originator Performance Guarantor to the Issuer. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

            (b) In addition, the Originator Performance Guarantor shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Guaranty, and the Originator Performance Guarantor agrees to indemnify and save the Issuer harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

      Section 3.5 No Waiver; Remedies. The failure by the Issuer, at any time or times, to require strict performance by the Originator Performance Guarantor of any provision of this Guaranty shall not waive, affect or diminish any right of the Issuer thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Originator Performance Guarantor contained in this Guaranty, and no breach or default by the Originator Performance Guarantor hereunder, shall be deemed to have been suspended or waived by the Issuer unless such waiver or suspension is by an instrument in writing signed by the Issuer and directed to the Originator Performance Guarantor, as applicable, specifying such suspension or waiver. The rights and remedies of the Issuer under this Guaranty shall be cumulative and nonexclusive of any other rights and remedies that the Issuer may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

            Section 3.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

            (a) THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                                                 Originator Performance Guaranty

            (b) THE ORIGINATOR PERFORMANCE GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS GUARANTY OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY; PROVIDED, THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ISSUER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE ISSUER. THE ORIGINATOR PERFORMANCE GUARANTOR SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE ORIGINATOR PERFORMANCE GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE ORIGINATOR PERFORMANCE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH
      SECTION 3.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE ORIGINATOR PERFORMANCE GUARANTOR DESIRES THAT DISPUTES ARISING WITH RESPECT TO THIS GUARANTY BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE ORIGINATOR PERFORMANCE GUARANTOR WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF,

                                                 Originator Performance Guaranty

      CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 3.7 Counterparts. This Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

      Section 3.8 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      Section 3.9 Section Titles. The section titles and table of contents contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

                               [SIGNATURES FOLLOW]

                                                 Originator Performance Guaranty

      IN WITNESS WHEREOF, the Originator Performance Guarantor has caused this Originator Performance Guaranty to be executed as of the date first above written.

                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION,
                                         as Originator Performance Guarantor

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                                 Originator Performance Guaranty

Accepted as of the date first above written:

GE DEALER FLOORPLAN MASTER NOTE TRUST,
as Issuer

By: The Bank of New York (Delaware), not in its
individual capacity but solely on behalf of the Issuer

By:______________________________________
Name:____________________________________
Title:___________________________________

                                                 Originator Performance Guaranty

                                       S-2